SECOND MODIFICATION AGREEMENT

THIS SECOND MODIFICATION AGREEMENT (“Agreement”), dated December 5, 2013, is entered into by and between (i) PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”); (ii) PREFERRED APARTMENT COMMUNITIES, INC., a Maryland corporation (“PAC REIT”); (iii) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); and (iv) KEYBANK NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”).

RECITALS:

(1)    Pursuant to the terms of that certain Credit Agreement, dated as of August 31, 2012, by and among Borrower, PAC REIT, Administrative Agent and Lenders, as amended by that certain Modification Agreement, dated as of April 4, 2013, by and among Borrower, PAC REIT, Administrative Agent and Lenders (as so amended and as amended and modified by this Agreement, the “Credit Agreement”), Lenders agreed to make revolving loans to Borrower in the maximum principal amount of THIRTY MILLION AND NO/100THS DOLLARS ($30,000,000.00) (the “Existing Commitments”). The Existing Commitments are evidenced by that certain Amended and Restated Revolving Facility Note, dated as of April 4, 2013, executed by Borrower payable to the order of KeyBank National Association, as Lender (“KeyBank”), in the aggregate principal amount of the Existing Commitments (the “Existing Note”) and are further evidenced by certain other documents described in the Credit Agreement as Loan Documents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

(2)    As of the date hereof, KeyBank is the sole Lender.

(3)    Subject to the terms and conditions of this Agreement, Lenders have agreed to

(i) increase their aggregate Revolving Commitments to FORTY MILLION AND NO/100THS DOLLARS ($40,000,000.00) and (ii) modify and/or amend certain terms and provisions of the Loan Documents as of the Effective Date (hereinafter defined), as provided herein. Concurrently with the execution of this Agreement, Borrower has executed and delivered to KeyBank a Second Amended and Restated Revolving Facility Note, dated as of the date hereof, in the maximum principal amount of FORTY MILLION AND NO/100THS DOLLARS ($40,000,000.00) (the “Amended Note”). The Amended Note amends and restates the Existing Note in its entirety.

(4)    Borrower, as a grantor, and the other grantors named therein have previously executed and delivered to Administrative Agent that certain Pledge and Security Agreement, dated as of August 31, 2012, as amended by that certain Reaffirmation of and Amendment to Pledge and Security Agreement, dated as of April 4, 2013 (as so amended and as amended in connection herewith, the “Security Agreement”). In connection with the increase in the Revolving Commitments described in Recital 3 above and the amendments pursuant hereto, the grantors have agreed to amend the Security Agreement pursuant to that certain Second Reaffirmation of and Amendment to Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement Amendment”).

(5)    The Note, Credit Agreement, the Security Agreement, this Agreement, the other documents described in the Credit Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, including all modifications pursuant hereto, and any document required hereunder, are collectively referred to hereinafter as the “Loan Documents”.

(6)    By this Agreement, Borrower, PAC REIT, Lenders and Administrative Agent intend to modify and amend certain terms and provisions of the Credit Agreement.

NOW, THEREFORE, Borrower, PAC REIT, Lenders and Administrative Agent agree as follows:

ARTICLE 1

CONDITIONS PRECEDENT

The following are conditions precedent to Administrative Agent’s and Lenders’ obligations under this Agreement:

Section 1.01    Deliverables. Receipt by Administrative Agent of the following, each in form and content acceptable to Administrative Agent:

(a)	executed originals of this Agreement;

(b)	executed originals of the Security Agreement Amendment;

(c)	executed original of the Amended Note;

(d)
executed originals of a separate Security Agreement Joinder executed by each of Aster Lely Mezzanine Lending, LLC, a Georgia limited liability company, Newport Overton Mezzanine Lending, LLC, a Georgia limited liability company, Haven West Mezzanine Lending, LLC, a Georgia limited liability company (“Haven West Lending”), Starkville Mezzanine Lending, LLC, a Georgia limited liability company, New Town Mezzanine Lending, LLC, a Georgia limited liability company, and GP Office Mezzanine Lending, LLC, a Georgia limited liability company (“New Town Lending”) (collectively, the “New Grantors”);

(e)	executed originals of a Reaffirmation of Guaranty;

(f)	executed originals of a separate Guaranty Supplement executed by each of the New Grantors;

(g)	executed originals of a Second Amended and Restated Environmental and Hazardous Materials Indemnity Agreement;

(h)	executed originals of an Amended and Restated Buy-Sell Agreement for Trail Creek Apartments, LLC;

(i)	executed originals of a separate Collateral Assignment of Loan Documents executed by each of the New Grantors, together with the respective original notes and allonges;

(j)	an opinion or opinions from Borrower’s counsel in favor of Administrative Agent, in form reasonably acceptable to Administrative Agent;

(k)	evidence of a minimum of $30,000,000 of new common equity capital raised by PAC REIT;

(l)
written consent of (a) Atlantic Capital Bank consenting to the pledge by Borrower to Administrative Agent for the benefit of the Lenders of 100% of the equity interest of New Town Lending and any foreclosure of such pledge; and (b) Community & Southern Bank consenting to the pledge by Borrower to Administrative Agent for the benefit of the Lenders of 100% of the equity interest of Haven West Lending and any foreclosure of such pledge; and

(m)	any and all other documents and agreements which are required by this Agreement or by any other Loan Document.
Section 1.02     Reimbursement of Costs and Expenses. Reimbursement to Administrative Agent by Borrower of Administrative Agent’s and Lenders’ reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, reasonable attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors.
Section 1.03    Representations and Warranties. The representations and warranties contained in this Agreement are true and correct;
Section 1.04    Payments. All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement; and
Section 1.05    Fees.     The payment of an upfront fee in the amount of $50,000 to Administrative Agent.
Section 1.06    Delivery of Evidence of 13th Street Payoff. The following covenant shall be added to the Credit Agreement:
On or before January 15, 2014, Borrower shall deliver to Administrative Agent evidence of the payoff of the $6,400,000 loan made by 13th Street Lending, LLC (“13th Street Lending”) to TPKG 13th Street Development LLC (the “13th Street Loan”) if the 13th Street Loan is repaid by such date. In the event that the 13th Street Loan has not been repaid on or before January 15, 2014, then Borrower shall notify Administrative Agent in writing to that effect, and Borrower shall either: (i) take title to the property securing the 13th Street Loan (the “13th Street Property”) by foreclosure of the mortgage or deed of trust securing the 13th Street Loan on or before March 15, 2014; or (ii) extend the maturity date of the 13th Street Loan to a date not later than March 15, 2014, and take title of record on or before March 15, 2014 pursuant to a deed in lieu of foreclosure with respect to the 13th Street Loan. If the 13th Street Loan is not paid off prior to such date, Borrower shall pledge to Administrative Agent, for the benefit of the Lenders, 100% of the equity interest of 13th Street Lending upon the earlier of (i) the date upon which 13th Street Lending takes title to the 13th Street Property by foreclosure or pursuant to a deed in lieu of foreclosure, or (ii) March 15, 2014. In connection with such pledge, Borrower and 13th Street Lending, as applicable, shall deliver to Administrative Agent (i) a Security Agreement Joinder as required by Section 9.14 of the Security Agreement, (ii) a Guaranty Supplement as required by Section 16 of the Guaranty, (iii) an opinion or opinions from Borrower’s counsel in favor of Administrative Agent, in form reasonably acceptable to Administrative Agent, (iv) an officer’s certificate attaching all organizational and formation documents of 13th Street Lending and resolutions authorizing such pledge, and (v) any and all other documents and agreements which are required by any Loan Document.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES
Section 2.01    No Event of Default. Borrower and PAC REIT hereby represent and warrant that no Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein are true and correct and all representations and warranties in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are true and correct as of the date when made, which representations and warranties shall survive execution of this Agreement.
Section 2.02    Authority. Each of Borrower and PAC REIT is authorized to execute, deliver and perform its obligations under this Agreement. The respective obligations of Borrower, PAC REIT, the other Credit Parties and their Subsidiaries under the Loan Documents, as modified by this Agreement, are valid, binding and enforceable obligations of each of them, subject to bankruptcy laws and other similar laws of general application affecting rights and remedies of creditors generally and subject to the application of the rules of equity and concepts of reasonableness, unconscionability, good faith and fair dealing.
Section 2.03    Amendment Documents. The execution and delivery of this Agreement and the other documents to be executed in connection herewith (collectively, the “Amendment Documents”) and Borrower’s, PAC REIT’s, the other Credit Parties’ and their Subsidiaries’ performance of and compliance with the terms hereof in the manner contemplated by this Agreement (a) will not violate the Organizational Documents of Borrower, PAC REIT, the other Credit Parties and their Subsidiaries, and (b) will not constitute a default (or any event which, with notice or expiration of grace/cure period or both, would constitute a default) under any material contract, agreement or other instrument to which Borrower, PAC REIT, the other Credit Parties or any of their Subsidiaries is a party or which may be applicable to any of its assets, except in each case where such conflict would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 2.04    Organizational Documents. Borrower and PAC REIT have previously delivered to Administrative Agent all of the relevant Organizational Documents of Borrower, PAC REIT, each other Credit Party and the Subsidiaries, and all such Organizational Documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. Borrower and PAC REIT hereby certify that: (i) the above documents are all of the relevant formation and organizational documents of Borrower, PAC REIT, each other Credit Party and the Subsidiaries; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.

ARTICLE 3
LOAN INCREASE AND MODIFICATION

The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:
Section 3.01    Loan Increase.    Subject to the terms and conditions of this Agreement, Lenders hereby grant to Borrower and Borrower hereby accepts an increase in Lenders’ aggregate Revolving Commitments to FORTY MILLION AND NO/100THS DOLLARS ($40,000,000.00) (the “Increased Commitment”). All references in the Loan Documents to the Revolving Commitments are hereby amended to reference the Increased Commitment.

Schedule 1 to the Credit Agreement is hereby deleted and replaced with Schedule 1 attached hereto.
Section 3.02    Amended and Restated Promissory Note. As a condition to this Agreement, Borrower shall execute and deliver a Second Amended and Restated Revolving Facility Note in the form attached hereto as Exhibit A, in the maximum principal amount of FORTY MILLION AND NO/100THS DOLLARS ($40,000,000.00). Borrower hereby agrees that all terms, covenants and conditions of the Amended Note shall be effective as of the Effective Date. As of the date hereof, the Amended Note is the Note referenced in the Credit Agreement.
Section 3.03    Effective Date. The effective date of this Agreement and the Amended Note shall be the date all of the conditions precedent defined in Article 1 above have been met to Administrative Agent’s satisfaction (“Effective Date”).
Section 3.04    Reference to Loan Documents. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Documents shall include the Loan Documents as amended hereby, the Credit Agreement as amended hereby, the Schedules to the Credit Agreement as amended hereby and the Security Agreement as amended by the Security Agreement Amendment.
Section 3.05    New Definition. The following definition is hereby added to Section 1.01 of the Credit Agreement:
“Approved Bridge Loan” means any bridge loan made by KeyBank National Association to Borrower to finance the acquisition of any new assets.

Section 3.06    Modified Definitions. The following definitions in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:
“Applicable Revolving Loan Margin” means 400 basis points.

“Applicable Unused Fee Rate” means 40.00 basis points.

“Revolving Facility Termination Date” means the earlier of (i) December 5, 2014, or

(ii) the date that the Commitments have been terminated pursuant to Section 8.02.

Section 3.07    Financial Covenants. Sections 7.07(a) and (d) of the Credit Agreement are hereby amended to read in their entirety as follows:

(a)
Consolidated Net Worth. The Credit Parties will not permit the Consolidated Net Worth of the Consolidated Entities to at any time be less than the sum of (i) $160,000,000 plus (ii) 75% of the net proceeds of any equity offering (or any debt offering to the extent converted into equity) by any Credit Party or any of their Subsidiaries.

(a)	Minimum Property Debt Yield. The Credit Parties will not permit at any time the Property Debt Yield to be 8.25% or less.
Section 3.08    Agreement to Pay Fees. Borrower shall pay to Administrative Agent as and when due all fees required to be paid in accordance that certain letter agreement regarding fees, dated as of March 13, 2013, between Borrower and Administrative Agent.

Section 3.09    Indebtedness. The Credit Agreement is hereby amended by adding the following to the end of Section 7.04:

(a)	Any Approved Bridge Loan provided by KeyBank National Association and approved by Administrative Agent.
Section 3.10    Investments and Guaranty Obligations. Section 7.05(k) of the Credit Agreement is hereby amended to read in its entirety as follows:

(k)    the Investment by Borrower in the Advisor in the nature of a $6,000,000 revolving line of credit from the Borrower to the Advisor evidenced by a Promissory Note, dated as of January 3, 2013, made by the Advisor payable to the order of the Borrower, which may be increased by an additional $1,000,000 without prior written consent of Administrative Agent, provided that the Borrower provides prompt written notice to Administrative Agent of such increase, together with copies of all applicable documentation evidencing such increase; and provided further that after the occurrence and during the continuance of an Event of Default, the Borrower will cause all outstanding amounts thereunder to be paid in full and no further loans and advance will be permitted thereunder; and

ARTICLE 4
RELEASE
Section 4.01    Release. As of the Effective Date, Borrower, PAC REIT, each of the other Credit Parties and each of their Subsidiaries and each of their past, present and future officers, directors, principals, employees, members, managers, shareholders, partners, agents, parents, subsidiaries and affiliates (hereinafter collectively referred to as the “Releasing Parties”), do hereby fully and forever release, discharge and acquit each of Administrative Agent and the Lenders and their respective past, present and future officers, directors, principals, employees, members, managers, shareholders, partners, agents, parents, subsidiaries and affiliates and their respective attorneys, accountants, legal representatives, agents and employees and their respective successors, heirs and assigns (collectively, “Released Parties”), of and from and against any and all claims, demands, obligations, duties, liabilities, damages, expenses, indebtedness, debts, breaches of contract, acts, omissions, misfeasance, malfeasance, causes of action, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and remedies therefor, choses in action, rights of indemnity, rights of offsets, defenses or liability of any type, kind, nature, description or character whatsoever (collectively, the “Claims”), irrespective of how, why or by reason of what facts, whether known or unknown, whether liquidated or unliquidated, contingent or non-contingent, which any Releasing Party may now have or heretofore have had, from the beginning of the world to the Effective Date, against any of the Released Parties (including any Claim arising in connection with (i) the Loan, the Collateral, any notice of breach or default; (ii) the Released Parties’ acts, statements, conduct, representations and omissions made in connection with any of the foregoing, (iii) all relationships between any of the Releasing Parties and the Released Parties and any course of conduct between or among any of them made in connection with any of the foregoing, and (vi) any fact, matter, transaction or event relating to any of the foregoing, whether known or unknown).
Section 4.02    No Defenses or Claims. Each of Borrower, PAC REIT, each other Credit Party and each of their Subsidiaries acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury, lender liability or one-action claims or defenses, arising out of the Loan, the Loan Documents, the acts or omissions of Administrative Agent or Lenders taken with respect to the Loans, the Revolving Commitments or any past or present relationship between or among the Borrower, PAC REIT, the other Credit Parties, any of their Subsidiaries, Administrative Agent, the Lenders, or any of their respective past, present and/or future parent, subsidiary and affiliated entitles and, with respect to each of the foregoing, their respective past and present officers, directors, shareholders, partners, limited partners, members, representatives, principals, owners, affiliates, attorneys, accountants, agents and employees, and their successors, heirs and assigns and each of them, that can be asserted either to reduce or eliminate all or any part of Borrower’s liability for the Loans, the liability of the Credit Parties or any of their Subsidiaries under the Loan Documents, the validity, priority, perfection and enforceability of the liens and security interests granted to Administrative Agent for the benefit of the Lenders under the Loan Documents or to seek affirmative relief or damages of any kind or nature from Administrative Agent or the Lenders. Each of the Borrower, PAC REIT, each other Credit Party and each of their Subsidiaries further acknowledges that to the extent that any such claim should in fact exist, including without limitation, any usury, lender liability or one-action claim, it is being fully, finally and irrevocably released by the Borrower, PAC REIT, each other Credit Party and each of their Subsidiaries as provided in Section 4.01 of this Agreement above.
Section 4.03    No Representations. Each of the Releasing Parties does hereby acknowledge that it has not relied upon any representation of any kind made by any of the Released Parties in making the foregoing release.
Section 4.04    No Assignment. Each of the Releasing Parties represents and warrants to each of the Released Parties that it has not heretofore assigned or transferred, or purported to assign or to transfer, to any person or entity any matter released by such party hereunder or any portion thereof or interest therein, and each of the Releasing Parties agrees to indemnify, protect, defend and hold each of the Released Parties harmless from and against any and all claims based on or arising out of any such assignment or transfer or purported assignment or transfer by any of the Releasing Parties.
Section 4.05    No Admissions. It is hereby further understood and agreed that the acceptance of delivery of the foregoing release shall not be deemed or construed as an admission of liability of any nature whatsoever arising from or related to the subject of the within release.
Section 4.06    Covenant Not to Sue. Each of the Releasing Parties hereby waives any right it may have to institute any action, claim or suit against any Released Parties or to raise any defense against any claim brought by any of the Released Parties against any of the Releasing Parties based on any matter directly or indirectly related to any Claim released hereunder. Each of the Releasing Parties covenants and agrees (a) not to sue any Released Party in any court or tribunal or bring (or aid in the institution or prosecution of) any action, lawsuit or cause of action (whether by way of direct action, counterclaim, cross-claim, objection, contested matter, adversary proceeding, interpleader or otherwise) based on any matter directly or indirectly related to any Claim released hereunder, and (b) to be forever barred from asserting or bringing or aiding in the bringing of any such action, lawsuit or cause of action or asserting any defense against any claim or action brought by any of the Released Parties based on any matter directly or indirectly related to any Claim. Nothing herein shall be construed to preclude any Released Party from enforcing the foregoing release and/or protecting its rights and interests hereunder. If any Releasing Party breaches this covenant not to sue, or hereafter commences, joins In, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against any Released Party any of the Claims released hereunder, then said Releasing Party will pay to such Released Party, in addition to any other damages caused thereby, all costs and expenses and attorneys’ fees incurred by such Released Party in defending or otherwise responding thereto, and said Releasing Party shall indemnify the Released Party from and against any and all liability, damage, loss or claim resulting therefrom. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery under this indemnity.
Section 4.07    No Waivers. Any acceptance now, or at any time in the future, by Administrative Agent or the Lenders of any full or partial payments may, unless otherwise agreed by Lenders, be applied to interest, principal, fees or other amounts due under and in accordance with the Loan Documents, and shall not be deemed to constitute (a) an agreement amending, modifying or qualifying in any respect the terms and provisions of the Loan Documents, (b) a waiver by Administrative Agent or the Lenders of any of Administrative Agent’s or the Lenders’ rights or remedies under the Loan Documents or under applicable law or in equity, (c) an accord or satisfaction with respect to all or a portion of the indebtedness evidenced and secured by the Loan Documents, or (d) a rescission of any notices theretofore sent to the Credit Parties.
ARTICLE 5
MISCELLANEOUS
Section 5.01    Non-Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Lender, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.
Section 5.02    Survival of Representations and Warranties. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.
Section 5.03    Severability. Any term or provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
Section 5.04    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Section 5.05    Headings. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 5.06    Entire Agreement. This Agreement shall be binding upon and inure to the benefit of Borrower, Agent and Lender and their respective permitted successors and assigns. This Agreement is specifically limited to the matters expressly set forth herein. The Credit Agreement, this Agreement and the other Loan Documents and all other instruments, agreements and documentation executed and delivered in connection with this Agreement embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by the Credit Agreement, this Agreement and the other Loan Documents, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement and the other Loan Documents.
Section 5.07    Counterparts.     This Agreement may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Each party hereto may rely on the facsimile signature, or signature sent by e-mail in pdf format, of each other party hereto.
Section 5.08    Time. Time is of the essence with respect to each and every provision of this Agreement.

[Signatures on following page.]

IN WITNESS WHEREOF, Borrower, PAC REIT, Lender and Administrative Agent have caused this Agreement to be duly executed as of the date first above written.

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., as the Borrower
By: Preferred Apartment Advisors, LLC, its
manager

By: /s/ Jeffrey R. Sprain
Name: Jeffrey R. Sprain
Title: General Counsel and Secretary

PREFERRED APARTMENT COMMUNITIES, INC., as a Credit Party By: Preferred Apartment Advisors, LLC, its manager By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary

KEYBANK NATIONAL ASSOCIATION, as the sole initial Lender and as the Administrative Agent By: /s/ James K. Komperda Name: James K. Komperda Title: Vice President

Signature Page
To
Second Modification Agreement

Schedule 1

Schedule 1

Lenders and Commitments

Lender	Revolving Commitment	Revolving Facility Percentage as of December 5, 2013
KeyBank National Association	$40,000,000	100%
Total:	$40,000,000	100%

EXHIBIT A

Form of Promissory Note

SECOND AMENDED AND RESTATED REVOLVING FACILITY NOTE

$________________	________, 20__
New York, NY
FOR VALUE RECEIVED, the undersigned PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of [______________________] (the “Lender”) the principal sum of _________________ ($__________) or, if less, the then unpaid principal amount of all Revolving Loans (such term and each other capitalized term used herein without definition shall have the meanings ascribed thereto in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement, in Dollars and in immediately available funds, at the Payment Office on the Revolving Facility Termination Date.
The Borrower also promises to pay interest in like currency and funds at the Payment Office on the unpaid principal amount of each Revolving Loan made by the Lender from the date of such Revolving Loan until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.
This Revolving Facility Note is one of the Notes referred to in the Credit Agreement, dated as of August 31, 2012, among the Borrower, Preferred Apartment Communities, Inc., a Maryland corporation (the “PAC REIT”), the lenders from time to time party thereto (including the Lender), and KeyBank National Association, as administrative agent (the “Administrative Agent”), as amended by that certain Modification Agreement, dated as of April 4, 2013, among the Borrower, the PAC REIT, the lenders and the Administrative Agent and that certain Second Modification Agreement, dated as of the date hereof, among the Borrower, the PAC REIT, the lenders and the Administrative Agent (as so amended and as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), and is entitled to the benefits thereof and of the other Loan Documents. As provided in the Credit Agreement, this Revolving Facility Note is subject to mandatory repayment prior to the Revolving Facility Termination Date, in whole or in part.
In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Revolving Facility Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Facility Note, except as expressly set forth in the Credit Agreement. No failure to exercise, or delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of any such rights.
THIS REVOLVING FACILITY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REVOLVING FACILITY NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

This Note is given in replacement of the Amended and Restated Facility Note, dated as of April 4, 2013, in the original principal amount of $30,000,000 (the “Other Note”) previously delivered to the Lender pursuant to the Credit Agreement. THIS NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER NOTE.

[Signature Page Follows]

PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P. By: Preferred Apartment Advisors, LLC, its manager By:__________________________________ Name: Title:

CONSENT TO MODIFICATION AGREEMENT

The undersigned (individually and collectively, the “Other Credit Parties”) consent to the foregoing Second Modification Agreement (the “Agreement”) and the transactions contemplated thereby.

The Other Credit Parties hereby affirm and make as though each is a party to the Agreement the releases and other agreements contained in Article 4 of the Agreement. Each of the Other Credit Parties further affirms and makes as to itself each of the representations contained in the Agreement and consents and agrees to the terms and modifications of the Agreement and the modifications of the Loan Documents pursuant thereto.

[Signatures on following page.]

Agreed and Acknowledged:

Dated as of: December 5, 2013

SUMMIT CROSSING MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
IRIS CROSSTOWN MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
CITY VISTA MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
CITY PARK MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary

Signature Page
To
Consent to Modification Agreement

CHARLES HIGHT SQUARE MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
ASTER LELY MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
NEWPORT OVERTON MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
HAVEN WEST MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary

Signature Page
To
Consent to Modification Agreement

STARKVILLE MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
NEW TOWN MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary
GP OFFICE MEZZANINE LENDING, LLC By: Preferred Apartment Advisors, LLC, its advisor By: /s/ Jeffrey R. Sprain Name: Jeffrey R. Sprain Title: General Counsel and Secretary

Signature Page
To
Consent to Modification Agreement